Exhibit 10.14

Power of Attorney

[date]

I,                     , a citizen of                      with Identification No.:                     , and a holder of                     % of the registered capital in                      (the “Company”) as of the date when this Power of Attorney is executed, hereby irrevocably authorize                      (“Caymen Entity”) to exercise the following rights relating to all of the equity interest held by me now and in the future in the Company (the “Shareholding”) during the term of this Power of Attorney:

Cayman Entity is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning the Shareholding, including without limitation, to: (1) attend shareholders’ meetings of the Company; (2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the applicable laws and Articles of Association of the Company, including but not limited to the sale, transfer, pledge or disposition of the Shareholding in part or in whole; and (3) designate and appoint on behalf of myself the directors, supervisors, chief executive officer and other senior management members of the Company.

Without limiting the generality of the powers granted hereunder, Cayman Entity shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in (i) an exclusive option agreement entered into by and among Cayman Entity, the Company and me on                     , (ii) an equity interest pledge agreement entered into by and among Cayman Entity, the Company and me on                     , (iii) a loan agreement entered into by and between Cayman Entity and me on                     , and (iv) a financial support confirmation letter entered into by and between Cayman Entity and the Company on                      (including any modification, amendment and restatement thereto, (i), (ii), (iii) and (iv) are collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All of the actions associated with the Shareholding conducted by Cayman Entity, whether undertaken in the past, present, or future, shall be deemed as my own actions, and all the documents related to the Shareholding executed by Cayman Entity shall be deemed to be executed by me. I hereby acknowledge and ratify those actions taken and/or documents executed by Cayman Entity.

Cayman Entity is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

During the period that I am a shareholder of the Company, this Power of Attorney shall be irrevocable to me and can only be unilaterally revoked or terminated by Cayman Entity, and this Power of Attorney is continuously effective and valid from the date of effectiveness.

During the term of this Power of Attorney, I hereby waive all the rights associated with the Shareholding, which have been authorized to Cayman Entity through this Power of Attorney, and shall not exercise such rights by myself.

Strictly Confidential

This Power of Attorney shall be effective from                     .

This Power of Attorney constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any agreements, understandings or representations by or between the parties before the date of this Power of Attorney that are effective and substantively similar to this Power of Attorney.

This Power of Attorney is governed by the laws of                     .

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Strictly Confidential

[Name of the Shareholder]

By:

[Signature page to the Power of Attorney]

Accepted by

[Name of the Cayman Entity]

By:

Name:
Title:

[Signature page to the Power of Attorney]

Acknowledged by

[Name of the Company]

By:

Name:
Title:

[Signature page to the Power of Attorney]